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                                                                    Exhibit 10.5


                             IMAGEWARE SYSTEMS, INC.
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), which was entered into as of April 15, 2001 by and between ImageWare Systems, Inc., a California Corporation (herein the "Company") and Lori Rodriguez, (herein "Rodriguez"), is amended to read in full as hereinafter set forth.

         It is hereby agreed as follows:

         1. EMPLOYMENT AND TERM. The Company hereby employs Rodriguez as Vice President, Sales and Marketing of the Company and Rodriguez agrees to her employment by the Company as its "Vice President, Sales and Marketing " the term of which employment shall be a period of three years commencing April 15, 2001 and ending April 15, 2004.

         2. DUTIES. During the term of this Agreement, Rodriguez shall devote substantially all of her working time, energies and skills to the management of the Company's business. Rodriguez shall render services consistent with those of the Vice President, Sales and Marketing of a corporation and shall perform all duties incident to such office and all such further similar duties that may from time to time be assigned to him by the President of the Company.

         3. COMPENSATION. Rodriguez's compensation under this Agreement shall be as follows:

                  (a) BASE SALARY. The Company shall pay to Rodriguez, a base salary (the "Base Salary") of $130,000 per year from April 15, 2001 through April 15, 2004. In addition, each year during the term of this Agreement, Rodriguez shall be reviewed for purposes of determining the appropriateness of increasing her salary hereunder, provided that in any event, Rodriguez shall receive a cost-of-living increase equal to the percentage by which the Consumer Price Index applicable to the San Diego, California area increased during the prior fiscal year. Such Base Salary shall be payable in semi-monthly installments in accordance with the regular employee payment practice of the Company. All payments shall be subject to the deduction of payroll taxes and similar assessments as required by law.

                  (b) BONUS. In addition to her Base Salary, Rodriguez shall be eligible to participate in any Company Bonus Plan, adopted from time to time by the Board of Directors. The Company and Rodriguez will, within 45 days of this agreement, establish the targets from which incentive compensation will be measured.

         4. EXPENSES AND BENEFITS. Rodriguez is authorized to incur reasonable expenses in connection with the business of the Company, including expenses for entertainment, travel and similar matters. The Company will reimburse Rodriguez for such expenses upon presentation by Rodriguez of such accounts and records as the


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Company shall from time to time reasonably require. The Company also agrees to provide Rodriguez with the following benefits:

                  (a) INSURANCE. Major medical health insurance and disability insurance which shall provide not less than two-thirds of Rodriguez's then current Base Salary in disability payments commencing three months after permanent or partial disability occurs and life group or term life insurance in an amount equal to two times Rodriguez's Base Salary.

                  (b) EMPLOYEE BENEFIT PLANS. Participation in any other employee benefit plans now existing or hereafter adopted by the Company for its employees.

                  (c) VACATIONS. Rodriguez shall be entitled to a paid vacation for a period in each calendar year of not less than three weeks, to be taken at such times as mutually agreed with the Company.

         5. TERMINATION. Except as otherwise provided herein, this Agreement shall terminate upon the first to occur of the expiration of the term provided for in Section 1 or the death of Rodriguez. However, nothing contained in this Section 5 shall be construed to abrogate the obligations of the Company to Rodriguez, or her personal representative, or her heirs, as the case may be, in respect of all rights which shall accrue prior or subsequent to termination.

         6. DISABILITY. In the event that Rodriguez becomes permanently disabled during the term of this Agreement, then Rodriguez shall continue in the employ of the Company, but her compensation hereunder shall be limited to the amount of her Base Salary then in effect, as set forth in Section 3(a) hereof, which compensation shall be reduced by any amounts which Rodriguez receives from worker's compensation, social security, state disability programs or the disability insurance provided by the Company to Rodriguez. In such event, Rodriguez's employment hereunder shall continue after her permanent disability and until the first to occur of (a) the expiration of the term specified in
Section 1, or (b) the death of Rodriguez; and during such period of time Rodriguez shall not be entitled to payment of expenses or benefits specified in
Section 4 hereof, except that the Company shall continue to provide Rodriguez with the insurance benefits specified in Section 4(b) hereof.

                  DEFINITION OF DISABILITY. As used in this Paragraph 6, "permanent disability" shall mean three (3) months of substantially continuous disability. Disability shall be deemed "substantially continuous" if, as a practical matter, Rodriguez by reason of her mental or physical health, is unable to sustain reasonably long periods of substantial performance of her duties. Frequent long illnesses, though different from the preceding illness and though separated by relatively short periods of performance, may be deemed to be "substantially continuous." Disability shall be determined in good faith by a vote of not less than 75% of the Board of Directors of the Company, excluding Rodriguez if she is a director, whose decision shall be final and binding upon Rodriguez. Rodriguez hereby consents to medical examinations by such physicians and medical consultants as the Company shall from time to time require.


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         7. TERMINATION BY COMPANY FOR CAUSE. The Company shall have the right to terminate Rodriguez's employment as Vice President, Sales and Marketing of the Company for "Cause," in which event no compensation shall be paid or other benefits furnished to Rodriguez after termination for Cause. Termination for Cause shall be effective immediately upon notice being sent to Rodriguez.

         DEFINITION OF CAUSE. For purposes of this Agreement, the term "Cause" shall mean (1) any material act of dishonesty by Rodriguez against the Company; or (2) willful misconduct or gross negligence by Rodriguez in carrying out her duties as Vice President, Sales and Marketing of the Company; or (3) material breach of this Agreement by Rodriguez; or (4) misconduct by Rodriguez, such as intoxication or other misconduct which has a substantial adverse effect on the business of the Company, or (5) other circumstances indicative of Rodriguez's failure materially to comply with the terms of her employment and which have had or may have a substantial adverse effect on the business of the Company.

         8. TERMINATION BY COMPANY OTHER THAN FOR CAUSE. The Company shall have the right to terminate Rodriguez's employment prior to its normal expiration under this Agreement, without cause, in which event the Company shall pay Rodriguez in one lump sum, an amount equal to the full amount of her Base Salary for a period of one year from the date of her termination of employment.

         9. RESIGNATION BY RODRIGUEZ FOR CAUSE - CHANGE IN CONTROL OR DIMINUTION IN DUTIES. In the event that there is a change in Control of the Company or in the event that the Board of Directors materially reduces the scope and/or authority of Rodriguez's duties as a Vice President, Sales and Marketing, then Rodriguez may terminate her employment by giving the Company 30 days advance written notice. In such event, Rodriguez shall be entitled to payment of her entire unpaid Base Salary for a period of one year from the date of her termination of employment.

                  (a) As used in this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events during the term hereof:

                           (i)      Any "person" (such as that term is used in
Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

                           (ii)     Any merger or consolidation of the Company
with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent 50% or more of the total voting power represented by the Company's then outstanding voting securities (either by remaining outstanding or by being converted into voting securities of the Company or such other surviving entity outstanding immediately after such merger or consolidation); or


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                           (iii)    a majority of the directors of the Company
which were not nominated by the Company's management (or were nominated by management pursuant to an agreement with persons that acquired sufficient voting securities of the Company to de facto control it) are elected to the Board of Directors by the Company's shareholders; or

                           (iv)     the shareholders of the Company approve a
plan of complete liquidation of the Company or an agreement for the sale or disposition by the company of all or substantially all of the Company's assets.

         10. INDEMNIFICATION. The Company shall enter into an Officers and Directors Indemnification Agreement with Rodriguez that shall provide the Executive with the maximum amount of protection allowed under the laws of California to the extent that they are not inconsistent with the Company's Articles of Incorporation or Bylaws with respect to such subject matter.

         11. NO PROSELYTIZING OF EMPLOYEES. During the term of Rodriguez's employment and for a period of 24 months following termination of her employment (for whatever reason), Rodriguez shall not, on her own behalf or on behalf of any other person or entity, directly or indirectly, solicit or encourage any person then an employee of the Company to leave the employ of the Company for the purpose of forming of joining another business.

         12. NO SOLICITATION OF CUSTOMERS. During the term of Rodriguez's employment and for a period of 24 months following termination of her employment (for whatever reason), Rodriguez shall not, on her own behalf or on behalf of any other person or entity, directly or indirectly, solicit, entice away or divert any person or entity then a client of customer of the Company to become a client or customer of any other person or entity.

         13.      GENERAL PROVISIONS.

                  (a) NOTICES. Any notices to be given hereunder by either party to the other shall be in writing and may be effected either by personal delivery or by fax, private courier, or certified mail, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change her or its address by written notice in accordance with this Section 11(a). Notices delivered personally shall be deemed communicated as of actual receipt; faxes, private courier deliveries or mailed notices shall be deemed communicated as of one day after faxing, delivery by a private courier or mailing.


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                  If to Rodriguez:

                           Lori Rodriguez
                           2287 Monarch Ridge Circle
                           El Cajon, CA  92019

                  If to the Company:

                           ImageWare Systems, Inc.
                           10883 Thornmint Road
                           San Diego, CA  92127

                  (b) SEVERABILITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

                  (c) LAW GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  (d) ASSIGNMENT. This Agreement shall inure to the benefit of and bind the parties hereto and their representative legal representatives, successors and assigns.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



/s/ Jim Miller                               /s/ Lori Rodriguez
---------------------------------            -----------------------------------
Jim Miller                                   Lori Rodriguez
Chairman and CEO                             Vice President, Sales and Marketing